     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 1998
                                              Registration No. 333-_____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               PAYMENTECH, INC.
         -------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                Delaware                              75-2634185
   ----------------------------------      -----------------------------------
        (State of Incorporation)           (I.R.S. employer identification no.)


       1601 Elm Street, 8th Floor
       Dallas, Texas                                       75201
   ----------------------------------      -----------------------------------
                                                         (Zip code)


         Paymentech, Inc. 1996 Amended and Restated Stock Option Plan
        ---------------------------------------------------------------
                           (Full title of the plan)


 Philip E. Taken, Chief Administrative Officer, Secretary  and General Counsel
                               Paymentech, Inc.
                          1601 Elm Street, 9th Floor
                             Dallas, Texas  75201
                                (214) 849-2000
        ---------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                         Proposed Maximum      Proposed Maximum Aggregate
Title of Securities to   Amount to be Registered        Offering Price Per         Offering Price (2)             Amount of
 be Registered                                            Share (1) (2)                                      Registration Fee (3)
==================================================================================================================================

Common Stock, par
 value $.01 per share          2,500,000(4)                 $17.9063                 $44,765,750                 $13,205.90

==================================================================================================================================

(1) Estimated pursuant to Rules 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on April 3, 1998.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act of 1933.

(4) Includes 2,500,000 shares of Common Stock available for issuance under the 1996 Amended and Restated Stock Option Plan, plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Stock Option Plan.

================================================================================

                                EXPLANATORY NOTE

     On October 23, 1997, the Board of Directors of Paymentech, Inc. (the "Company") approved an amendment to the Company's 1996 Amended and Restated Stock Option Plan (the "Stock Option Plan"). Such amendment was approved by the Stockholders of the Company on December 3, 1997. The amendment to the Stock Option Plan provides for an additional 2,500,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), that may be acquired pursuant to options granted under the Stock Option Plan. This Registration Statement on Form S-8 relates to such additional 2,500,000 shares of Common Stock issuable upon the exercise of options to acquire shares of Common Stock pursuant to the Stock Option Plan. The Company previously registered 3,200,000 shares of Common Stock for issuance pursuant to the Stock Option Plan on a Registration Statement on Form S-8 (No. 333-02786). An additional 800,000 shares were registered pursuant to the Company's stock-loan program on a Registration Statement on Form S-1 (No. 333-00262) in connection with the Company's initial public offering. Pursuant to General Instruction E to Form S-8, the Company incorporates by reference herein the contents of such prior Registration Statements. Following the filing of this Registration Statement, a total of 6,500,000 shares will be registered for issuance pursuant to the Stock Option Plan.

ITEM 8.  EXHIBITS

          *5.1 Opinion of Corinna Ulrich regarding the legality of the securities being registered.

          *23.1  Consent of Corinna Ulrich (included in Exhibit 5.1).

          *23.2  Consent of Ernst & Young LLP, independent accountants.

          *24 Powers of Attorney (included on signature page of this registration statement).

______________________
*  Filed herein.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 3, 1998.


                                  PAYMENTECH, INC.


                                  By: /s/ Pamela H. Patsley
                                      -----------------------
                                      President
                                      and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 3, 1998.

                               POWER OF ATTORNEY

          We, the undersigned directors and officers of Paymentech, Inc. and each of us, do hereby constitute and appoint Pamela H. Patsley and Philip E. Taken, our true and lawful attorneys and agents, with power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, and any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes shall do or cause to be done by virtue hereof.

                                    SIGNATURES


            SIGNATURE                           TITLE
            ---------                           -----

/s/ John C. Tolleson           Chairman of the Board
-------------------------
    John C. Tolleson

/s/ Pamela H. Patsley          President, Chief Executive Officer and Director
-------------------------      (Principal Executive Officer)
    Pamela H. Patsley

/s/ Kathryn J. Kessler         Chief Accounting Officer
-------------------------      (Principal Financial Officer)
    Kathryn J. Kessler

/s/ William P. Boardman        Director
-------------------------
    William P. Boardman

/s/ John B. McCoy              Director
-------------------------
    John B. McCoy

/s/ Rupinder S. Sidhu          Director
-------------------------
    Rupinder S. Sidhu

/s/ Ronald G. Steinhart        Director
-------------------------
    Ronald G. Steinhart

                                 EXHIBIT INDEX
                                 ------- -----

Exhibit No.        Description of Exhibit                    Page No.
-----------        ----------------------                    --------
*  5.1             Opinion of Corinna Ulrich regarding
                   the legality of the securities being
                   registered.

*  23.1            Consent of Corinna Ulrich (included
                   in Exhibit 5.1).

*  23.2            Consent of Ernst & Young LLP, independent
                   accountants.

*24 Powers of Attorney (included on signature page of this registration statement).

-------------------
*  filed herewith.